UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 21, 2014 (May 20, 2014)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.07      Submission of Matters to a Vote of Security Holders

On May 20, 2014, Codorus Valley Bancorp, Inc. (the “Corporation”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 4,817,647 shares of the Corporation’s common stock were entitled to vote as of March 5, 2014, the record date for the Annual Meeting and 3,700,115 shares were represented at the Annual Meeting. The Board of Directors submitted the following proposals to a vote of shareholders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of three Class C directors, each to serve a term of three years

Director	Votes For	Votes Withheld	Broker Non-Vote
D. Reed Anderson, Esquire	2,368,008	663,208	668,899
MacGregor S. Jones	2,368,218	662,998	668,899
Larry J. Miller	2,374,642	656,574	668,899

Proposal 2 – Approve an advisory, non-binding resolution regarding executive compensation

Votes For	Votes Against	Abstain	Broker Non-Vote
2,109,922	738,993	182,301	668,899

Proposal 4 – Ratify the appointment of BDO USA LLC as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014

Votes For	Votes Against	Abstain
3,588,223	67,841	44,051

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: May 21, 2014	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer (Principal Executive Officer)

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